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Exhibit 23.2

FAX (303) 623-4258

621 SEVENTEENTH STREETSUITE 1550 DENVER, COLORADO 80293
TELEPHONE (303) 623-9147

RYDER SCOTT COMPANY, L.P.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference of (i) our reports relating to the proved oil and gas reserves of PDC Energy, Inc. (the "Company"), which reports appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 27, 2018, as amended on Form 10-K/A dated May 1, 2018, and our summary report attached as Exhibit 99.1 to the Form 10-K, each incorporated by reference in this Registration Statement on Form S-3, including any amendments hereto (the "Registration Statement"), and (ii) information derived from such reports, in the Registration Statement and any related prospectus. We also hereby consent to the reference to our firm as experts in the Registration Statement and any related prospectus.

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBFE Firm Registration No. F-1580

Denver, Colorado
May 31, 2018

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  Exhibit 23.2
RYDER SCOTT COMPANY, L.P. CONSENT OF INDEPENDENT PETROLEUM ENGINEERS